UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 13, 2018

ZILLOW GROUP, INC.

(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

(206) 470-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and restatement of employment agreement with Chief Financial Officer

On November 6, 2018, Zillow Group, Inc. (“Zillow Group” or the “Company”) announced the appointment of Allen Parker as Zillow Group’s Chief Financial Officer, effective November 16, 2018, and the Company’s entry into an executive employment agreement with Mr. Parker in connection therewith (the “Original Employment Agreement”). On November 13, 2018, Zillow Group entered into an amended and restated executive employment agreement with Mr. Parker, effective November 16, 2018 (the “Amended Employment Agreement”).

The Amended Employment Agreement amends and restates in full the terms of the Original Employment Agreement, which are substantially similar to the terms of the Amended Employment Agreement, except that the Amended Employment Agreement modifies certain provisions related to Mr. Parker’s initial equity awards, as described below.

Pursuant to the Amended Employment Agreement, and subject to approval by the Zillow Group board of directors or compensation committee thereof, Mr. Parker will be eligible to receive the following initial equity awards granted under the Zillow Group, Inc. Amended and Restated 2011 Incentive Plan in connection with commencement of employment with the Company:

(1)

restricted stock units for the number of shares of the Company’s Class C capital stock calculated by dividing $3,500,000.00 by the closing price of the Company’s Class C capital stock on the trading day immediately preceding Mr. Parker’s first day of employment (the “Initial RSUs”) (under the Original Employment Agreement, the size of the Initial RSUs was calculated by dividing $5,250,000.00 by the average closing price of the Company’s Class C capital stock for the thirty trading days preceding Mr. Parker’s first day of employment); and

(2)

a nonqualified stock option for the number of shares of the Company’s Class C capital stock underlying the Initial RSUs multiplied by three, which option will have a per share exercise price equal to the closing price of the Company’s Class C capital stock on the date of grant (the “Initial Option”) (under the Original Employment Agreement, the Initial Option was for the same number of shares as subject to the Initial RSUs).

The vesting schedule for each of the Initial RSUs and the Initial Option remains the same under the Amended Employment Agreement, with twenty-five percent of the number of shares underlying each award vesting on the one-year anniversary of Mr. Parker’s first day of employment. The remainder of the shares underlying each award will vest in substantially equal quarterly installments over the subsequent twelve quarters, in each instance subject to continued employment with the Company.

The foregoing description of Mr. Parker’s Amended Employment Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve risks and uncertainties. Differences may result from actions taken by the Zillow Group board of directors, as well as from risks and uncertainties beyond the Company’s control. Additional factors which could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption “Risk Factors” in Zillow Group, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018 filed with the Securities and Exchange Commission, or SEC, and in the Company’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend, nor undertake any duty, to update this information to reflect future events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Amended and Restated Executive Employment Agreement, dated November 13, 2018, between Zillow Group, Inc. and Allen Parker.

*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2018	ZILLOW GROUP, INC.

	By:	/s/ SPENCER M. RASCOFF
	Name:	Spencer M. Rascoff
	Title:	Chief Executive Officer